Exhibit 10.9

SIXTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made effective as of the 30th day of September, 2003, by and among NOBEL LEARNING COMMUNITIES, INC. (“Nobel”), NEDI, INC. (“NEDI”), MERRYHILL SCHOOLS NEVADA, INC. (“ Merryhill Nevada”), PALADIN ACADEMY, L.L.C., formerly known as Nobel Learning Solutions, L.L.C. (“Paladin”), NOBEL EDUCATION DYNAMICS FLORIDA, INC. ( “Nobel Florida”), THE ACTIVITIES CLUB, INC. (“TAC”), HOUSTON LEARNING ACADEMY, INC. (“Houston”), NOBEL SCHOOL MANAGEMENT SERVICES, INC. (“Nobel Management”), NOBEL LEARNING TECHNOLOGIES, INC. (“Nobel Technologies”) (jointly and severally, “Borrowers”), FLEET NATIONAL BANK, as successor by merger to Summit Bank, as Agent (“Agent”) and Lenders named on the signature pages hereto (collectively, “Lenders”).

BACKGROUND

A. Nobel, NEDI, Merryhill Schools, Inc., Merryhill Nevada, Paladin, Nobel Florida, TAC and Agent are parties to that certain Amended and Restated Loan and Security Agreement dated March 9, 1999, as amended by (i) that certain First Amendment to Amended and Restated Loan and Security Agreement dated December 17, 1999, (ii) that certain Second Amendment to Amended and Restated Loan and Security Agreement dated May 24, 2000, (iii) that certain Third Amendment to Amended and Restated Loan and Security Agreement dated May 24, 2001, and (iv) that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of July 5, 2001 and that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of May 28, 2003 (such Amended and Restated Loan and Security Agreement, as amended and as the same may be further amended, supplemented or restated from time to time, being the “Loan Agreement”).

B. Borrowers, Agent and Lenders desire to further amend the Loan Agreement in accordance with the terms and conditions hereof.

C. Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Waiver of Existing Covenant Defaults. The Events of Default resulting from Borrowers’ failure to comply with the Fixed Charge Coverage Ratio, Leverage Ratio, Interest Coverage Ratio, Adjusted Leverage Ratio and the Senior Debt to EBITDA Ratio as of June 30, 2003 and the Capital Expenditure Covenant at September 30, 2003 due to the purchase of certain real estate located in Alpharetta, Georgia are hereby waived. Nothing contained herein constitutes a waiver of, or an agreement or commitment by Agent or any Lender to waive or release Borrowers from compliance with any other terms, conditions or covenants of the Loan Agreement or any other Loan Documents.

2. Permanent Reduction to Acquisition Term Loan.

Borrowers shall, on or before September 30, 2003, make a permanent reduction in the Acquisition Credit Facility Term Loan of not less than One Million Dollars ($1,000,000.00).

3. Permanent Reduction in the Working Capital Credit Facility. As of the date hereof, and subject to the limitations set forth in the Loan Agreement and herein, the maximum amount available under the Working Capital Credit Facility shall be reduced to Five Million Dollars ($5,000,000.00).

4. Amended Definition.

The definition of “EBITDA” contained in Article 1 of the Loan Agreement is hereby amended to read, in its entirety, as follows:

“1.18 “EBITDA” means, for any period, combined aggregate earnings for Borrowers for such period (excluding extraordinary earnings), plus the aggregate amount deducted for such period in determining such earnings in respect of (a) Interest Expense, (b) income taxes, (c) depreciation expense, (d) amortization expense, all determined in accordance with GAAP, (e) non-recurring transaction fees, write-down of goodwill, or other non-recurring expenses incurred in the disposition of schools included in Borrowers’ managed assets, and (f) for the fiscal quarter and year ended June 30, 2003 only, those one-time changes set forth on Exhibit 1 hereto.”

5. Letters of Credit. Section 3.8(a) of the Loan Agreement is amended to read, in its entirety, as follows:

“(a) Issuing Bank may issue for the account of Borrowers under the Consolidated Working Capital Credit Facility, commercial, documentary, automatically renewable or standby letters of credit in form and content satisfactory to Issuing Bank, at its sole discretion, with a term not to exceed the earlier to occur of (i) twenty-four (24) months, or (ii) the expiration date of the Consolidated Working Capital Contract Period. Notwithstanding the foregoing, at no time shall the (x) aggregate face amount of all outstanding letters of credit issued under the Consolidated Working Capital Credit Facility exceed One Million Dollars ($1,000,000.00); and (y) outstanding principal balance of the Consolidated Working Capital Credit Facility, plus the aggregate face amount of all outstanding letters of credit issued under Consolidated Working Capital Credit Facility exceed the amount of the loans and extensions of credit then available to Borrowers under the Consolidated Working Capital Credit Facility pursuant to Section 3.1 above.”

6. Waiver Fee. Section 6.9 of the Loan Agreement is amended by adding a new subsection (c) thereto as follows:

“(c) Second Waiver Fee. Borrowers shall unconditionally pay to Agent for the pro rata benefit of Lenders a waiver fee (the “Second Waiver Fee”), which shall become fully earned, non-refundable and payable as follows:

(1) Fifty Thousand Dollars ($50,000.00) upon the execution hereof; and

(2) Seventy-Five Thousand Dollars ($75,000.00) on the earlier to occur, if any, of (i) the acceleration of the Lender Indebtedness following the occurrence of an Event of Default; or (ii) January 1, 2004, provided that any amount remains due and owing under this Agreement on the Loan Documents at such time. The Second Waiver Fee shall be paid in addition to the Waiver Fee set forth in Section 6.9(b), above.”

7. Capital Expenditures. Section 10.4 of the Loan Agreement is amended to read in its entirety as follows:

“10.4 Capital Expenditures. Borrowers shall not cause, suffer or permit their aggregate Capital Expenditures to exceed, on a quarterly non-cumulative basis: (a) $2,000,000.00 for the quarter ended September 30, 2003; and (b) $3,300,000.00 for the quarter ended December 31, 2003.”

8. Events of Default.

Section 15.1 of the Loan Agreement is amended by adding the following to the end of such section:

“(x) Borrowers shall not have retained, on or before October 15, 2003, an investment bank, with both the investment bank and the terms of its retention acceptable to the Agent in its sole discretion;

(y) Borrowers shall not have received a valid commitment to refinance all Lender Indebtedness in full on or before October 31, 2003; or

(z) Borrowers have not repaid, on or before December 31, 2003, all Lender Indebtedness in full.”

9. Additional Documents. Borrowers covenant and agree to execute and deliver or cause to be executed and delivered to Agent any and all documents as Agent shall request in connection with the execution and delivery of this Amendment or any other documents in connection herewith.

10. Other References. All references in the Loan Agreement and the other Loan Documents to the term “Loan Documents” shall mean the Loan Documents as defined therein and this Amendment, including the Consolidated Working Capital Credit Facility Notes, and any and all other documents executed and delivered by Borrowers pursuant to and in connection herewith. All references in the Loan Agreement and all the Loan Documents to the term “Lender Indebtedness” shall include, but shall not be limited to, all obligations and liabilities of Borrowers to Lenders under the Consolidated Working Capital Credit Facility Notes, the other Notes and the Loan Agreement, as amended hereby. All references in the Loan Agreement and all the Loan Documents to the term “Notes” shall include, but shall not be limited to, the Consolidated Working Capital Credit Facility Notes. All references in the Loan Agreement and all the Loan Documents to the term “Working Capital Credit Facility A” and the term “Working Capital Credit Facility B” and the term “Working Capital Credit Facilities” shall be deemed references to the Consolidated Working Capital Credit Facility.

11. Further Agreements and Representations. Borrowers do hereby:

(a) ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

(b) covenant and agree to perform all obligations of Borrowers contained herein and under the Loan Agreement, as amended, and the other Loan Documents;

(c) acknowledge and agree that the principal amount of $-0- is presently outstanding under the Consolidated Working Capital Facility, the principal amount of $8,445,918.10 is presently outstanding under the Acquisition Credit Facility Term Loan, and the principal amount of $10,178,571.39 is presently outstanding under the Term Loan, and that Borrowers have no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

(d) represent and warrant that, except for the Events of Default waived herein, no Event of Default or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

(e) acknowledge and agree that nothing contained herein and no action taken pursuant to the terms hereof are intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and (except to the extent of events of default waived pursuant to Section 1 of this Amendment), do not constitute a release, termination or waiver of any of the rights or remedies granted to Agent therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Borrowers to Agent and Lenders under the Loan Agreement and the other Loan Documents, including, without limitation, this Amendment; and

(f) acknowledge and agree that any Borrower’s failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

12. Costs and Expenses. Upon execution of this Amendment, Borrowers shall pay to Agent all out-of-pocket costs and expenses incurred by Agent (i) in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith (ii) all currently outstanding out-of-pocket costs and expenses of Agent with respect to the fees of its consultant and legal counsel that have not been reimbursed as of the execution of this Amendment.

13. Release. Each Borrower hereby fully, finally and forever acquits, quitclaims, releases and discharges each Lender and its respective officers, directors, employees, agents, successors and assigns, in their capacities as such, of and from any and all obligations, claims, liabilities, damages, demands, debts, liens, deficiencies or cause or causes of action to, of or for the benefit (whether directly or indirectly) of any Borrower, at law or in equity, known or unknown, contingent or otherwise, whether asserted or unasserted, whether now known or hereafter discovered, whether statutory, in contract or in tort, as well as any other kind or character of action now held, owned or possessed (whether directly or indirectly) by any Borrower on account of, arising out of, related to or concerning, whether directly or indirectly, proximately or remotely (i) the negotiation, review, preparation or documentation of the Loan Agreement, this Amendment and the Loan Documents or any other documents or agreements executed in connection therewith, (ii) the administration of the Loan Documents, (iii) the enforcement, protection or preservation of Lender’s rights under the Loan Documents, or any other documents or agreements executed in connection therewith, and/or (iv) any action or inaction by Lender in connection with any such documents, instruments and agreements.

14. Inconsistencies. To the extent of any inconsistency between the terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

15. Construction. All references to the Loan Agreement therein or in any other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

16. No Waiver. Except for the waiver expressly set forth above, nothing contained herein and no actions taken pursuant to the terms hereof are intended to nor shall they constitute a waiver by Agent of any rights or remedies available to Agent at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

17. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

19. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

BORROWERS:

NOBEL LEARNING COMMUNITIES, INC.

By:	/s/ William E. Bailey

William E. Bailey, Executive Vice President

(SIGNATURES CONTINUED ON FOLLOWING PAGE)

NEDI, INC.

By:	/s/ Barbara Moore.

Barbara Moore, Vice President

MERRYHILL SCHOOLS NEVADA, INC.

By:	/s/ Gary Lea

Gary Lea, President

HOUSTON LEARNING ACADEMY, INC.

By:	/s/ Yvonne DeAngelo

Yvonne DeAngelo, Treasurer

PALADIN ACADEMY, L.L.C.
By:	NOBEL LEARNING COMMUNITIES, INC., its sole member

By:	/s/ William E. Bailey

Name/Title:	William E. Bailey, Executive Vice President

NOBEL LEARNING TECHNOLOGIES, INC.

By:	/s/ William E. Bailey

William E. Bailey, Treasurer

NOBEL EDUCATION DYNAMICS FLORIDA, INC.

By:	/s/ William E. Bailey

William E. Bailey, Vice President

(SIGNATURES CONTINUED ON FOLLOWING PAGE)

THE ACTIVITIES CLUB, INC.

By:	NOBEL LEARNING COMMUNITIES, INC., its sole stockholder

By:	/s/ William E. Bailey

Name/Title:	William E. Bailey, Executive Vice President

AGENT:

FLEET NATIONAL BANK, as successor by merger to Summit Bank, as Agent

By:	/s/ Richard F. Napierkowski

Name/Title:	Richard F. Napierkowski/Vice President

LENDERS:

FLEET NATIONAL BANK, as successor by merger to Summit Bank

By:	/s/ Richard F. Napierkowski

Name/Title:	Richard F. Napierkowski/Vice President

COMMERCE BANK, N.A.

By:	/s/ Peter L. Davis

Name/Title:	Peter L. Davis, Senior Vice President

Exhibit 1 (Revised)

Nobel Learning Communities, Inc.

D.	One-Time Balance Sheet Adjustments

Amount (Thousands)
EBITDA adjustments for Quarter ended June 30, 2003:

Book value of a school that we lease as an operating lease. School changed from an capital lease to an operating lease during 2001. The assets should have been written off that year. Adjustment recorded in depreciation expense.	$360

Write-off of our 20% investment in Sagemont School acquired in 1997 as part of an acquisition of a number of Florida schools. Based on a review of their financial statements and cumulative losses to date, we do not believe this this investment has value	111

Write off of development fees related to the finding new school sites paid as part of the above acquisition in 1997. 50% of the development fees were prepaid. Since we haven’t been interested in further development of this area in the past few years, we are writing the prepaid balance off.	200

Vacation accrual for non California employees – In the past we did not have any vacation accrual for non-California employees. Proper accounting requires a vacation accrual given our vacation policy. These amounts should have been accrued in prior years	525

Increase in vacation accrual for California employees. Based on a detail analysis of our payroll records and confirmation with employees, the vacation accrual was understated in prior years. This adjustment increases the accrual to the true liability.	130

Write-off of accounts receivable due from FranklinTowne Charter School. This receivable covers legal fees paid on their behalf related to the termination of a principal in 2001. The auditors believe these fees should be written off as the ability to collect these fees is questionable.	125

Write off of site development fees in Nevada incurred in prior years. There has been no activity on this site in the past number of years and therefore has no value.	86

Impairment write-down of the investment in Total Education Solutions originally recorded as a $2.5 million Note Receivable in 2000. The write-down was developed through a valuation study using both an equity valuation method and a multiple of EBITDA.	1,000

Total EBIT adjustments	$2,537
Less depreciation adjustment	(360)

Total EBITDA adjustments June 30, 2003	$2,177

Continued – Next Page

(a) Exhibit 1 (Revised) – Continued

Nobel Learning Communities, Inc.

E.	One-Time Balance Sheet Adjustments

EBITDA adjustment for Quarter ended September 30, 2003:

Setting up the liability to cover the future payments and health insurance coverage for Jack Clegg and John Frock related to their consulting agreement, which is being fully expensed in the quarter ended September 30, 2003. The payments will be made monthly over the next five years. The liability excludes any payments made during the quarter ended September 30, 2003.	$1,442